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                                                                      EXHIBIT 21


                                SUBSIDIARIES OF
                             THE BANC CORPORATION

NAME OF SUBSIDIARY                                    STATE OF ORGANIZATION
------------------                                    ---------------------
The Bank                                              Alabama

Morris Avenue Management Group, Inc.                  Alabama

TBC Capital Statutory Trust II                        Connecticut business trust

TBC Capital Statutory Trust III                       Delaware business trust